UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): December 9, 2025

Perpetua Resources Corp.

(Exact name of registrant as specified in its charter)

British Columbia	001-39918	98-1040943
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 S. 8th Street, Ste. 201 Boise, Idaho	83702
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (208) 901-3060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	PPTA	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02	Unregistered Sales of Equity Securities.

Private Placement of Common Shares to Hatch Ltd.

On December 15, 2025, the Company entered into a subscription agreement with Hatch Ltd. (“Hatch”) (the “Hatch Subscription Agreement”) pursuant to which the Company agreed to sell and issue, for aggregate gross proceeds of approximately $4 million, 138,696 common shares, no par value, of the Company (“Common Shares” and such Common Shares to be issued and sold, the “Hatch Private Placement Shares”) at a price of $28.84 per Common Share (the “Hatch Private Placement”), which was the closing price of the Common Shares on Nasdaq on Friday, December 12, 2025. The Hatch Private Placement Shares will be issued in two tranches. The first tranche will be comprised of 69,348 Common Shares and issued on the date that the Company enters into an agreement with Hatch for engineering, procurement and construction management (“EPCM”) services relating to the Stibnite Gold Project. The second tranche will be comprised of 69,348 Common Shares and issued as soon as practicable after the later of (x) the date the board of directors of the Company makes a final investment decision with respect to the Stibnite Gold Project; and (ii) the date the Company signs definitive documentation with respect to project financing. The Hatch Subscription Agreement contains customary representations and warranties on the part of each of the parties. The Company will not pay any underwriting discounts or commissions with respect to the sale of the Hatch Private Placement Shares.

Private Placement of Common Shares to Non-Affiliated Investor

On December 12, 2025, the Company entered into a subscription agreement with a private, non-affiliated investor (the “Investor Subscription Agreement”) pursuant to which the Company agreed to sell and issue, for gross proceeds of $28.84 million (i) 1,000,000 Common Shares (such Common Shares to be issued and sold, the “Investor Private Placement Shares”), and (ii) Common Share purchase warrants (the “Warrants”), which are exercisable to purchase up to an aggregate of 370,000 Common Shares (the “Investor Private Placement”). The Warrants will be issued in three equal tranches, with the first tranche expiring on December 23, 2026, and the second and third tranches expiring on the second and third year anniversaries, respectively, of issuance. The one-, two- and three-year Warrants will be exercisable at prices of $38.93, $43.26 and $47.59 per Common Share, respectively. The Warrants are subject to repurchase by the Company if the closing price of the Common Shares exceeds 130% of the respective exercise price of each tranche of Warrants for a specified period and a registration statement covering the Warrant Shares is effective. The warrant certificates contain customary adjustment provisions in connection with, among other things, (i) share splits and distributions, (ii) rights offerings and (iii) certain events involving a capital reorganization, reclassification, combination or merger of the Company. Pursuant to the terms of this Investor Subscription Agreement, the investor will also receive resale registration rights under the registration rights agreement entered into on October 28, 2025, by and among the Company and the investors party thereto (the “Registration Rights Agreement”). The Investor Subscription Agreement contains customary representations and warranties on the part of each of the parties. The Company will not pay any underwriting discounts or commissions with respect to the sale of the Investor Private Placement Shares. This transaction is expected to close on or about December 18, 2025.

The foregoing description of the terms of the Warrants and the Registration Rights Agreement do not purport to be complete and is qualified in its entirety by reference to the full text of the form of Warrant and the Registration Rights Agreement, which were filed as Exhibits 4.1 and 4.2 to the Company’s Current Report on Form 8-K filed on October 28, 2025 and are incorporated by reference herein .

Grant of Common Shares to Stibnite Foundation

On December 12, 2025, the board of directors of the Company approved the issuance to the Stibnite Foundation of 150,000 Common Shares (the “Foundation Shares”). The issuance will be made pursuant to a community agreement dated November 30, 2018 (the “Community Agreement”) with the Company’s wholly-owned subsidiary, Perpetua Resources Idaho, Inc. (then, Midas Gold Idaho, Inc.) and certain of the communities closest to the Company’s Stibnite Gold Project site located in Valley County, Idaho, pursuant to which, among other things, the parties agreed to establish the Stibnite Foundation. Pursuant to the Community Agreement, among other things, within 15 days of the Company receiving all permits and approvals necessary for the commencement of construction of the Stibnite Gold Project, the Company shall (i) make a grant of $100,000 to the Stibnite Foundation; and (ii) issue 150,000 Common Shares to the Stibnite Foundation. The Company will not pay any underwriting discounts or commissions with respect to the issuance of the Foundation Shares. The Company expects to issue the Foundation Shares on or about December 17, 2025.

The offer and sale, or grant (as applicable) of the Hatch Private Placement Shares, Foundation Shares, Investor Private Placement Shares, Warrants and the Warrant Shares to be issued upon exercise of the Warrants, was not registered under the Securities Act in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. The issuances of the Hatch Private Placement Shares, Foundation Shares, Investor Private Placement Shares and Warrants have not been registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

Item 8.01	Other Events.

Selection of Engineering, Procurement, and Construction Management Manager

On December 15, 2025, the Company announced that it had selected Hatch as the EPCM contractor for the Stibnite Gold Project. Under the EPCM model, Hatch will be responsible for:

•	Comprehensive process plant and site infrastructure engineering and design

•	Procurement management for all major site equipment and systems

•	Construction management across the full process facility scope and other site infrastructure

•	Integrated project controls, reporting, and performance management standards

The Company conducted an in-depth selection process which was guided by a multi-disciplinary evaluation matrix. Only firms with demonstrated technical depth, commercial competitiveness, and previous engagement with the Stibnite Gold Project were invited to bid. Hatch emerged as the clear leader across commercial, technical, and execution-readiness criteria. The Company and Hatch are currently negotiating terms of the definitive EPCM contract to reflect the terms of Hatch’s winning bid. The EPCM contract is expected to be finalized in the coming weeks.

Hatch intends to invest $4 million in the Company, as described under Item 3.02 of this Current Report. The equity investment by Hatch was not a factor in the Company’s selection of Hatch as EPCM contractor, and the terms of the EPCM agreement are not contingent on the Private Placement.

Partnership with Idaho National Laboratory

On December 9, 2025, the Company announced that it had entered into an agreement with the Idaho National Laboratory (“INL”) via Battelle Energy Alliance LLC for the INL to host, commission, and operate a flexible, modular pilot processing plant expected to be capable of recovering various critical and defense-related minerals, including antimony from the Company’s ores. This initiative is intended to demonstrate the feasibility of producing high-quality, military specification antimony trisulfide using material from the Company’s Stibnite Gold Project. This pilot plant initiative is part of a broader partnership between the Company and the U.S. Army via the Defense Ordnance Technology Consortium (“DOTC”) to secure domestic sources of critical minerals.

Update on Antimony Off-Site Processing Request for Proposal Process

As announced in September 2025, the Company is currently conducting a competitive process to identify and select a third-party processing facility to process commercial grade antimony from the Project when in production. The Company has received multiple proposals and is evaluating the proposed facilities for technical and economic feasibility. This review is ongoing in connection with the Company’s ongoing project financing negotiations and a decision is now expected to be made in 2026.

Cautionary Statement

Statements contained in this Current Report on Form 8-K that are not historical facts are "forward-looking information" or "forward-looking statements" (collectively, "Forward-Looking Information") within the meaning of applicable Canadian securities legislation and the United States Private Securities Litigation Reform Act of 1995. Forward-Looking Information includes, but is not limited to, the anticipated closing of the equity transactions described in Item 3.02; the timing and anticipated benefits from the partnership with Hatch; the anticipated benefits from the partnership with INL; the anticipated timing and results of the RFP process and proposed antimony processing arrangements. Forward-Looking Information are based on certain material assumptions and involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the Forward-Looking Information. For further information on these and other risks and uncertainties see the Company's filings with the SEC, which are available at www.sec.gov and with the Canadian securities regulators, which are available at www.sedarplus.ca. Except as required by law, the Company does not assume any obligation to release publicly any revisions to Forward-Looking Information contained in this Current Report to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERPETUA RESOURCES CORP.

Dated: December 16, 2025	By:	/s/ Mark Murchison
Mark Murchison
Chief Financial Officer